Exhibit 16
March 30, 2011

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:
We have read Solar Power, Inc.’s statements included under Item 4.01 of its Form 8-K filed on March 30, 2011 and we agree with such statements concerning our firm.
Sincerely,

/s/ Perry-Smith LLP